Exhibit 99.1

Howard Bancorp and Patapsco Bancorp to Merge;

Howard Receives Commitments for $25 Million in New Capital

to Support Continued Growth

Ellicott City and Dundalk, Maryland, March 3, 2015 -- Howard Bancorp, Inc. (NASDAQ: HBMD, “Howard”), the parent company of Howard Bank, and Patapsco Bancorp, Inc. (OTC: PATD, “Patapsco”), the parent company of Patapsco Bank, jointly announced today that they have entered into an agreement to merge.  At December 31, 2014, Howard, headquartered in Ellicott City, Maryland, had approximately $691 million in assets, $553 million in loans, $554 million in deposits and operates 14 banking offices in Greater Baltimore.  At December 31, 2014, Patapsco, headquartered in Dundalk, Maryland, had approximately $226 million in assets, $171 million in loans, and $184 million in deposits and operates three banking offices in Baltimore County and one in Baltimore City.  Assuming the merger closes in 2015, Howard Bank, which opened in 2004, expects to end the year at, or near $1 billion in assets.

Under the merger agreement, Patapsco will merge into Howard, in a part stock, part cash transaction having an aggregate fixed value of $10.053 million.  Patapsco shareholders will receive $5.09 per share in cash (20% of total consideration) or shares of Howard common stock (80% of total consideration), at their election, subject to an allocation and proration process.  The per share exchange ratio for the stock portion of the merger consideration will be based upon the average closing price of Howard’s common stock for the 20 trading days prior to the five business days immediately before closing, subject to a maximum exchange ratio of 0.5656 and a minimum exchange ratio of 0.3030.  Howard can elect to change the stock/cash mix from 80%/20% to up to 50%/50% at its election, subject to certain conditions.  Patapsco has the right to terminate the transaction if Howard’s 20 day average closing price is less than $7.20 per share and certain other conditions are met.  The transaction is subject to customary conditions, including regulatory and stockholder approval.  The fixed value of $10.053 million represents 127% of Patapsco’s tangible common equity adjusted for accumulated and unpaid TARP dividends at December 31, 2014.   There are presently no planned branch closings.  Howard expects the transaction to be accretive to its earnings per share in the first full year of operations.

Thomas O’Neill, Patapsco Chairman and Director Gary Bozel are expected to join the Board of both Howard Bancorp and Howard Bank.  Phil Phillips, Patapsco’s President and CEO, has been invited to join Howard in an executive leadership position.

“With the addition of Patapsco leadership, the combination of Howard and Patapsco is transformational and of exceptional strategic importance to us,” said Mary Ann Scully, Howard’s Chairman and CEO.  “The merger will result in an institution with pro forma assets of approximately $1 billion, loans of $810 million and $815 million of deposits at closing resulting from our linked strategies of strong organic and acquired growth since we opened in 2004.  We are excited to significantly reinforce our present franchise in Baltimore County, to enter Baltimore City, and for the opportunity to expand the reach of our diversified financial solutions in these very desirable markets and to leverage the considerable talents of the Patapsco team to ultimately enrich both our stakeholder groups- shareholders, employees and customers. We are both excited to offer the Baltimore community a strong, locally headquartered bank in a market dominated by our out of state colleagues.  Patapsco’s board and management team has returned the bank to consistent profitability after recession related challenges and we are impressed with its turnaround.  We are pleased to join forces with Patapsco to create what together we expect to be the largest bank headquartered in the Greater Baltimore metropolitan marketplace and the 7th largest publicly traded bank based in Maryland given our new platform for sustainable growth.  As noted, the impact of Thomas O’Neill, Patapsco Chairman and Director Gary Bozel as both Howard Bancorp and Howard Bank directors and Phil Phillips, as a senior executive, enriches both our leadership and our opportunities for success.”

Thomas O’Neill, Patapsco Chairman added, "The combination of Howard Bank and Patapsco Bank is an exciting investment opportunity for our shareholders. With combined assets of approximately one billion dollars it will enable us to provide more sophisticated services to a broader customer base. Patapsco's existing customers will also benefit through access to these new products and services. I am looking forward to being part of the development and growth of this premier banking franchise. Our existing employees will also have tremendous growth potential in the larger institution."

Phil Phillips, President and Chief Executive Officer of Patapsco Bancorp, stated,  “This transaction represents excellent value for Patapsco Bancorp shareholders. We are excited to partner with Howard Bank who shares our values of community service and will continue our legacy of over 100 years of banking service to the Dundalk and eastern Baltimore County community.”

The merger is expected to close in the third or early in the fourth quarter of 2015 and has been approved by the boards of both institutions.

Howard also announced today that it has received binding commitments to purchase an aggregate of 2,173,913 shares of its common stock for $25 million, in a private placement, from a limited number of institutional bank investors at a price of $11.50 per share, which represents the closing price on the day the offering was commenced and less than a 10% discount to the current rolling 20-day average.  Completion of this capital raise is subject to approval by Howard’s shareholders.  Howard intends to use the proceeds of the private placement to support the merger as well as continued organic and inorganic growth for the combined institution.  Howard has no present intent to redeem SBLF preferred stock with proceeds of the raise.

Griffin Financial Group, LLC acted as financial advisor and placement agent to Howard, and Ober Kaler acted as its legal counsel.  Patapsco was advised by Keefe, Bruyette & Woods, Inc. and its legal counsel was Kilpatrick Townsend & Stockton LLP.

Cautionary Statements about Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of Howard and Patapsco as to future trends, plans, events, results of operations and policies and regarding general economic conditions.  These forward-looking statements include, but are not limited to, statements about (i) the expected timing of and benefits of the merger between Howard and Patapsco and (ii) Howard’s plans, obligations, expectations and intentions.  In some cases, forward-looking statements can be identified by use of words such as “may”, “will”, “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases.  These statements are based upon the beliefs of the managements of Howard and Patapsco as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the parties’ market, and their impact on the operations and assets of the parties, interest rates and interest rate policy, competitive factors, judgments about the ability of the parties to successfully consummate the merger and to integrate the operations of the two companies, the ability of Howard and Patapsco to avoid customer dislocation during the period leading up to and following the merger, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty.  Factors that could cause results and outcomes to differ materially include, among others, the ability to obtain required regulatory and shareholder approvals; the ability to complete the merger as expected and within the expected timeframe; and the possibility that one or more of the conditions to the consummation of the merger may not be satisfied.  Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein.  Readers are cautioned against placing undue reliance on such forward-looking statements.  Past results are not necessarily indicative of future performance.  Howard assumes no obligations to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

Additional Information Regarding the Proposed Merger

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, Howard will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register shares of Howard common stock to be issued to Patapsco’s shareholders.  The registration statement will include a proxy statement of Patapsco that also will constitute a proxy statement and a prospectus of Howard.  A definitive proxy statement and prospectus will be mailed to stockholders of Patapsco and Howard seeking their approval of the shares of the merger and the shares of Howard common stock to be issued in the merger, respectively.  Howard and Patapsco may also file other relevant documents with SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF HOWARD AND PATAPSCO ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Such documents are not currently available.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov.  Copies of the documents filed with the SEC by Howard will be available free of charge on Howard’s website at www.Howardbank.com under the tab “Investor Relation” and then under the heading “SEC Documents” or by contacting George C. Coffman, Investor Relations Contact.  You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC.  Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The information on Howard's websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings Howard makes with the SEC.

Howard, Patapsco and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Howard in connection with the transaction.  Information about the directors and executive officers of Howard is set forth in the proxy statement for Howard's 2014 annual meeting of stockholders filed with the SEC on April 17, 2014.  Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Contact:

Howard Bancorp, Inc.
George C. Coffman, Chief Financial Officer, 410-750-0020

Patapsco Bancorp, Inc.
John M. Wright, Chief Financial Officer, 410-285-9327

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